Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Carol Raeburn, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com
Lam Research Corporation Announces Non-Reliance on Previously Issued Financial Statements
FREMONT, Calif., December 21, 2007 — Lam Research Corporation (NASDAQ: LRCX) announced earlier this year that an independent committee of the Company’s Board of Directors, had begun a review of the Company’s historical stock option practices and related accounting.
The independent committee, with the assistance of independent outside legal counsel, has reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past differ from the recorded grant dates of such awards. The independent committee’s assessment of conduct relating to the Company’s historical stock option practices is ongoing. The committee’s preliminary view is that there was no intentional misconduct by management.
On December 18, 2007, upon the recommendation of management and the independent committee, the Audit Committee of the Board of Directors concluded that the Company’s financial statements for fiscal years 1997 through 2005, and the interim periods contained therein should no longer be relied upon. The Company expects to restate certain of its previously-issued financial statements to record non-cash charges for compensation expenses relating to past stock option grants. The significant majority of the measurement date changes result from stock options granted prior to fiscal year 2003.
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The Company has not determined the final amount of such charges, the resulting tax and accounting impact, or which specific periods require restatement.
The Company’s management and the independent committee have discussed this matter with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company is working with Ernst & Young LLP to complete its restatement and become current with its public filings as soon as possible.
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the final conclusions of the Company, its Board of Directors, the Special Committee, the Board Audit Committee, and the Company’s independent registered public accountants concerning matters related to the Company’s stock option grants and which, if any, of its previously issued financial statements will be restated or in what amounts. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the discovery of new facts relating to the Company’s stock option grants, differing judgments on how to interpret new or currently known facts and changes in the laws or regulations relating to the accounting treatment of these grants or the interpretation of such laws or regulations. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents
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filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 25, 2006, and Form 10-Q for the quarter ended March 25, 2007, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select MarketSM under the symbol LRCX. Lam is a NASDAQ-100 ® company. The Company’s World Wide Web address is http://www.lamresearch.com.
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